UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 3, 2014

COTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 3, 2014, Coty Inc. (the “Company”) issued two press releases.
In one press release, the Company announced that its Board of Directors authorized the Company to increase its previously announced share repurchase program (the “Repurchase Program”) by $200 million, for a total of $400 million of its Class A Common Stock.

No time has been set for the completion of the Repurchase Program, and the Repurchase Program may be suspended or discontinued at any time. The timing and exact amount of any repurchases will depend on various factors, including ongoing assessments of the capital needs of the Company’s business, the market price of the Company’s common stock, and general market conditions. The Repurchase Program may be executed through open market purchases, negotiated transactions or other means, including through Rule 10b5-1 trading plans in accordance with applicable securities laws and other restrictions. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
In the other press release, the Company announced its entry into a distribution agreement in China with Li & Fung for some of the Company’s brands sold through the mass distribution channel and the discontinuation at this time of the Company’s TJoy brand.  A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

            Consistent with the Company’s previously announced intent to reorganize its mass business in China, the Company will implement restructuring and product rationalization activities that are expected to generate other operating efficiencies.  The Company expects to incur total pre-tax charges approximating $35 to $45 million, including employee-related costs, contractual termination benefits, external supplier indemnities, product returns and mark downs and inventory write-offs.  Of the total expected charges, approximately $25 to $30 million will be cash that is expected to be paid out commencing in fiscal 2015.

Once fully implemented, these restructuring actions are expected to generate annualized savings in excess of $20 million.

The Company will disclose updated information when initiatives are finalized, including an estimate of the amounts to be incurred for each major type of cost and the charges and future cash expenditures associated therewith.

            Certain statements in this Form 8-K are forward-looking statements.  These forward-looking statements reflect the Company’s current views with respect to, among other things, its future financial results, including the amount and timing of charges expected as a result of the restructuring, and new business partnerships.  These forward-looking statements are generally identified by words or phrases, such as “expect” “intend”, “will” and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including:

•	whether the Company will be able to implement the restructuring as planned and/or will implement additional restructuring activities;

•	whether the Company will incur higher than anticipated restructuring and related charges and/or payments and/or changes in the expected timing of such charges and/or payments;

•	whether the restructuring activities will generate lower than expected savings;

•	the Company and its business partners’ ability to achieve their strategy and compete effectively in the market;

•	risks related to the Company’s international operations, including reputational, regulatory, economic and foreign political risks;

•	the ability and willingness of the Company and its business partners to deliver under the Company’s agreements with them; and

•	administrative, development or other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts.

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.  The Company assumes no responsibility to update forward-looking statements made herein or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d)         Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release regarding share repurchase program, dated June 3, 2014, of Coty Inc.
99.2	Press release regarding entry into a distribution agreement and discontinuation of the TJoy brand, dated June 3, 2014, of Coty Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: June 3, 2014	By:	/s/Jules P. Kaufman
		Name:	Jules P. Kaufman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release regarding share repurchase program, dated June 3, 2014, of Coty Inc.
99.2	Press release regarding entry into a distribution agreement and discontinuation of the TJoy brand, dated June 3, 2014, of Coty Inc.